Exhibit 10(c)

UFP INDUSTRIES, INC.
DEFERRED COMPENSATION PLAN

Amended and Restated effective as of January 1, 2025

(As amended as of October 23, 2025)

Table of Contents

Article 1 Establishment and Purpose1

1.1 History of the Plan1

1.2 This Document1

1.3 Purpose1

1.4 Status of Plan Under ERISA1

1.5 Compliance with Section 409A1

Article 2 Definitions2

Article 3 Participation6

3.1 Eligibility for Participation6

3.2 Termination of Active Participation7

Article 4 Amounts Credited to Accounts7

4.1 Participant Accounts7

4.2 Elective Deferrals8

4.3 Hypothetical Investments10

4.4 Required Investments in UFP Stock10

4.5 Vesting12

4.6 Forfeiture12

Article 5 Distribution of Benefits13

5.1 Distributable Events13

5.2 Amount of Benefits13

5.3 Time of Payment13

5.4 Form of Payment14

5.5 Beneficiary Designations14

5.6 Unforeseeable Emergency15

5.7 Tax Withholding16

5.8 Prohibition on Assignment and Alienation16

Article 6 Funding16

6.1 No Trust or Other Fiduciary Relationship16

6.2 Establishment of Trust Fund17

Article 7 Administration17

7.1 Plan Administrator17

7.2 Powers of Plan Administrator17

7.3 Maintenance of Records18

7.4 Appeal Procedure18

7.5 Indemnification of Administrative Committee18

Article 8 Miscellaneous19

8.1 No Employment Rights19

8.2 Amendment19

8.3 Termination19

8.4 Severability19

8.5 Construction20

8.6 Governing Law20

Signature21

UFP INDUSTRIES, INC.
DEFERRED COMPENSATION PLAN

Article 1
Establishment and Purpose
1.1History of the Plan

UFP Industries, Inc. (the “Company”) established the UFP Industries, Inc. Deferred Compensation Plan (the “Plan”) as of December 27, 1995. Prior to April 22, 2020, the Company was known as Universal Forest Products, Inc., and the Plan was named the Universal Forest Products, Inc. Deferred Compensation Plan. The Plan has periodically been amended, and was most recently amended and restated effective as of January 1, 2025.

1.2This Document

By this document, the Company is amending the Plan effective as of October 23, 2025.

1.3Purpose

The Company desires to retain the services of a select group of executives who contribute to the profitability and success of the Company. The Company maintains the Plan to provide the executives who participate in the Plan with the opportunity to defer a portion of their Compensation and have additional retirement income.

1.4Status of Plan Under ERISA

The Plan is intended to be unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of ERISA. Accordingly, the Plan is not intended to be covered by Parts 2 through 4 of Subtitle B of Title I of ERISA. The existence of any Trust Fund is not intended to change this characterization of the Plan.

1.5Compliance with Section 409A

To the extent the Plan provides deferred compensation under Section 409A of the Code, the Plan is intended to comply with Section 409A. The Plan is intended to be interpreted consistent with the requirements of Section 409A of the Code.

Article 2
Definitions

The following terms shall have the meanings described in this Article unless the context clearly indicates another meaning is intended. All references in the Plan to specific articles or sections shall refer to Articles or Sections of the Plan unless otherwise stated.

(a)“Account” means the bookkeeping record of the Participant’s benefits under the terms of the Plan.
(b)“Administrative Committee” means the administrative committee periodically appointed by the Board of Directors to assist the Plan Administrator with the day-to-day operation of the Plan as provided in Article 7.
(c)“Base Salary” means a Participant’s regular wage or salary and commissions from the Company, not including Bonuses or other types of irregular compensation. Base Salary excludes any amounts earned before a Participant’s election to make Elective Deferrals from such wage or salary.
(d)“Beneficiary” has the meaning set forth in Section 5.5.
(e)“Board” means the governing body of UFP Industries, Inc.
(f)“Bonus” means a payment of cash compensation other than Base Salary to a Participant as a reward for exceptional performance during the prior calendar year that qualifies as performance-based compensation within the meaning of Treas. Reg. §1.409A-1(e).
(g)“Change in Control” means that one of the following events has occurred with regard to the Company, but only if such event meets the requirements of Treas. Reg. §1.409A-3(i)(5), or any successor provision:
(1)Sale of 40% or more of the material operating assets of the Company to a person or entity not affiliated with the Company prior to such sale;
(2)The acquisition of more than 30% of the common stock of the Company by a person, entity or group of people or entities acting as a group for voting or control purposes, who are not affiliated with the Company prior to such sale; or
(3)Replacement of a majority of the members of the Board during a 12-month period by directors whose appointment or election is not endorsed by a majority of the Board before the appointments or elections.

For purposes of the Plan, the Company is “affiliated with” another person or entity if that person or entity has an ownership interest in the Company.

(h)“Code” means the Internal Revenue Code of 1986, as amended.
(i)“Company” means UFP Industries, Inc. and its wholly owned subsidiaries and affiliates, except to the extent that any such subsidiary or affiliate maintains its own plan providing similar benefits or is expressly excluded from participation under the Plan. If a Change in Control occurs, “Company” also includes any successor employer.
(j)“Compensation” means the sum of the following:
(1)A Participant’s wages and other payments which are reported on IRS Form W-2. However, this amount shall be determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code).
(2)An Employee’s salary deferral contributions to a Code Section 401(k) plan.
(3)A Participant’s pay reduction contributions to a cafeteria plan under Section 125 of the Code.
(4)A Participant’s pay reduction contributions to a qualified transportation fringe benefit plan under Section 132(f) of the Code.
(5)A Participant’s pay reduction contributions to a simplified employee pension plan under Section 402(h)(1)(B) of the Code.
(k)“Determination Period” means—
(1)with respect to an Employee who has a Separation from Service from the Company between January 1 and March 31, the second calendar year preceding the calendar year during which the Separation from Service occurred; and
(2)with respect to an Employee who has a Separation from Service from the Company between April 1 and December 31, the calendar year preceding the calendar year during which the Separation from Service occurred.
(l)“Distributable Event” means a “triggering” event for a distribution to a Participant. A Participant’s Distributable Events are described in Section 5.1.

(m)“Elective Deferrals” are the amounts that a Participant elects to defer from his or her Base Salary or Bonus to his or her Account pursuant to Section 4.2.
(n)“Employee” means a common-law employee of the Company. An individual who is treated by the Company as an independent contractor for tax purposes is not an Employee.
(o)“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
(p)“Key Employee” means any Employee who at any time during the Determination Period was a “specified employee” within the meaning of Treas. Reg. §1.409A-1(i), or any successor provision, and may include:
(1)An officer of the Company or a Related Employer whose annual Compensation from the Company and all Related Employers is more than $145,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2007);
(2)A person having more than a 5% ownership interest in the Company or a Related Employer; or
(3)A person having more than a 1% ownership interest in the Company or a Related Employer and whose annual Compensation from the Company and all Related Employers is more than $150,000.

The Plan Administrator shall determine the Key Employee status of each Participant in accordance with Sections 409A and 416(i)(1) of the Code and the applicable regulations and guidance.

(q)“Participant” means an Employee or former Employee of the Company who has met the requirements for participation under Article 3, and who is or may become eligible to receive benefits from the Plan.
(r)“Plan” means the UFP Industries, Inc. Deferred Compensation Plan.
(s)“Plan Administrator” means the fiduciary responsible for the operation and administration of the Plan as provided in Article 7. UFP Industries, Inc. shall be the Plan Administrator.
(t)“Plan Year” means the 12-consecutive-month period beginning on January 1 and ending on the following December 31.
(u)“Related Employer” means:

(1)Any member of a controlled group of corporations in which the Company is a member, as defined in Section 414(b) of the Code, but substituting “at least 20%” for “at least 80%” each place it appears in Section 414(b) of the Code and the Treasury regulations issued thereunder; or
(2)Any other trade or business under common control of or with the Company, as defined in Section 414(c) of the Code, but substituting “at least 20%” for “at least 80%” each place it appears in Section 414(b) of the Code and the Treasury regulations issued thereunder.
(v)“Separation from Service” means a means a termination of employment that qualifies as a separation from service under Reg §1.409A-1(h). Generally, this occurs if the Employee is reasonably anticipated to have a substantial permanent reduction in the bona fide level of services provided to the Company and all Related Employers (whether provided as an employee or an independent contractor). The reduction shall be “substantial” only if the reduced bona fide level of services is less than 50% of the average bona fide level of services provided by the Employee to the Company and all Related Employers during the immediately preceding 36 months (or the Participant’s entire period of service, if less than 36 months).
(w)“Substantial Cause,” with respect to a Participant, means the Participant’s commission of any one or more of the following:

(1)willful misconduct, usurpation of business opportunity or gross negligence related to the Company;

(2)engagement in dishonesty, illegal conduct, or gross misconduct, which is, in each case, materially injurious to the Company;

(3)embezzlement, misappropriation, or fraud, whether or not related to the Participant’s employment with the Company; or

(4)conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent), if such felony is work-related or results in material reputational or financial harm to the Company.

For purposes of determining whether an action constitutes Substantial Cause, no act or failure to act on the part of a Participant shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company. Any act, or failure to act, based on authority given pursuant to a resolution duly adopted by the Board or on the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company.

(x)“Total Disability” of a Participant means the Participant meets any one of the following requirements, to the extent it qualifies as a disability within the meaning of Treas. Reg. §1.409A-3(i)(4), or any successor:
(1)unable to engage in any substantial gainful activity by reason of any medically determinable mental or physical impairment which can be expected to result in death or can be expected to last for a continuous period of at least 12 months;
(2)by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under a Company-sponsored disability plan;
(3)determined to be totally disabled by the certification of a physician or physicians selected by the Plan Administrator, unless the Plan Administrator determines that an examination is unnecessary; or
(4)determined to be totally disabled by the Social Security Administration.
(y)“Trust Fund” means any assets held in trust pursuant to Article 6.
(z)“Trustee” means the financial institution designated as trustee by the Company pursuant to Article 6.
(aa)“UFP Stock” means shares of UFP Industries, Inc. Common Stock.
Article 3
Participation
3.1Eligibility for Participation

The Administrative Committee, with the approval of the Board, shall determine the Employees who are eligible to participate in the Plan. If the Administrative Committee selects an Employee to participate, the Employee will become a Participant on the effective date of participation designated by the Administrative Committee, but only if the Employee signs a participation agreement agreeing to the terms of the Plan.

It is intended that participation be limited to Employees who will qualify as members of a “select group of management or other highly compensated employees” under Title I of ERISA. In general, the Employees who are eligible to participate are officers including the executive chairperson, regional directors of operations, directors of operations, operations managers, managing directors, segment and business unit directors, national sales directors, regional sales managers, plant managers, executive account managers, and past and present members of the President’s Club and CEO Club (as such groups are now or hereafter named and constituted) of the Company as well as select corporate directors, purchasing and transportation directors, purchasing managers, transportation operations and HUB managers, segment controllers, segment safety directors, the chief pilot, and senior managers of the Company.

The Employee shall acknowledge in the participation agreement that he is an unsecured creditor of the Company with regard to any benefits under the Plan and waive any right to a priority claim with regard to the benefits. The Employee may also be required to complete other forms as a condition for participation.

3.2Termination of Active Participation

An Employee’s active participation in the Plan shall be terminated (a) immediately upon the determination of the Administrative Committee, or (b) as of the end of the Plan Year immediately following the failure of an Employee to make a deferral election under Section 4.2 of the Plan for two (2) successive Plan Years beginning on or after the Plan Year commencing January 1, 2024.  Upon termination of active participation, the Employee shall not have any additional amounts credited to his or her Account under Section 4.2, but amounts shall continue to be credited to a Participant’s Account under Section 4.3 until that Participant’s Account is distributed pursuant to Article 5.  Any future, active participation under the Plan shall be determined by the Administrative Committee.

Article 4
Amounts Credited to Accounts
4.1Participant Accounts

The Plan Administrator shall maintain an Account for each Participant to record the Participant’s benefits under the terms of the Plan. A Participant’s Account is for bookkeeping purposes only. The Company is not required to make contributions to the Trust Fund to fund the amounts credited to a Participant’s Account. A Participant’s Elective Deferrals shall be credited to his Account as soon as administratively feasible after the amounts otherwise would have been paid to the Participant.

4.2Elective Deferrals
(a)Form of Election. An active participant may elect to defer compensation as provided in this Section. Deferral elections may be made only in writing, on a form provided or approved by the Administrative Committee. No deferral election will be effective unless received by the Administrative Committee before the end of the applicable election period.  For the avoidance of doubt, any allowable election made “in writing” referenced in this Article 4, includes elections made electronically.
(b)Base Salary. Before the beginning of each calendar year, a Participant may make a written election to make Elective Deferrals equal to a specified dollar amount of the Participant’s Base Salary earned during that calendar year. If an Employee initially becomes a Participant during a calendar year, the Employee may make an election within 30 days after the Employee becomes a Participant to make Elective Deferrals from any Base Salary earned after the election is made. If a Participant does not make a new election for a calendar year, no amount shall be deferred from the Participant’s Base Salary for that calendar year. All Elective Deferrals of Base Salary shall be deducted in equal amounts from the Participant’s last paycheck of each month until the Participant has deferred the maximum annual amount described in subsection (d) below or the maximum annual amount elected by the Participant. Except as provided in subsection (e) or (f), a Participant’s election to make Elective Deferrals from Base Salary earned during a calendar year is irrevocable effective on the first date of the  calendar year.
(c)Bonus. No later than June 30 of each calendar year, a Participant may make a written election to make Elective Deferrals equal to a specified percentage or dollar amount of the Participant’s Bonus earned during that calendar year. If a Participant does not make a new election for a calendar year, no amount shall be deferred out of the Participant’s Bonus for that calendar year. Except as provided in subsection (e) or (f), a Participant’s election to make Elective Deferrals from Bonuses earned during a calendar year is irrevocable after June 30 of the calendar year.
(d)Limits on Elective Deferrals. A Participant may defer up to the following amounts otherwise payable to the Participant each calendar year:
(1)$15,000 of Base Salary; and
(2)50% of Bonuses not to exceed $100,000 for the executive chairperson and other executive officers; $50,000 for other officers; $25,000 for directors of operations, regional directors of operations, operations managers, managing directors, regional sales managers, corporate directors, purchasing directors, transportation directors and operations managers, segment directors, business unit directors, national sales directors, segment controllers, and the chief pilot; and $10,000 for all other Participants.

The Plan Administrator may also periodically establish additional rules relating to a Participant’s Elective Deferrals (for example, a minimum amount permitted).

(e)Suspension After Hardship Withdrawal from Plan. Despite any other provision, if a Participant receives a hardship withdrawal as a result of an unforeseeable emergency pursuant to Section 5.6, any Base Salary or Bonus deferral election previously made by the Participant shall be cancelled, until the Participant makes a new deferral election pursuant to this Section 4.2.
(f)In-Service Distributions. A Participant may irrevocably elect to receive an in-service distribution of the portion of any Bonus the Participant deferred during a calendar year (but not Base Salary deferrals or investment earnings) if—
(1)The election is made by the deadline for making a Bonus deferral election for a calendar year;
(2)The election specifies a fixed payment date that is at least 12 months after the end of the calendar year during which the Bonus was deferred; and
(3)The Participant remains employed by the Company or a Related Employer until the elected payment date.

If the Participant does not remain employed by the Company or a Related Employer under the elected payment date, the Participant's right to the portion of the Bonus for which the Participant elected to receive an in-service distribution shall be forfeited and cancelled.  In the event the Participant is eligible to receive an in-service distribution pursuant to the terms of this subsection (f), the amount distributed will be the lesser of the amount of the Bonus the Participant elected to be paid as of the date it was deferred and the value of the Bonus on the date of distribution. To the extent a Participant’s Bonus deferral for a year is treated as invested in UFP Stock, the Participant’s Elective Deferrals from his or her Bonus will only be distributed in whole shares of UFP Stock, and any fractional shares shall not be distributed, but shall be retained in the Plan until the Participant’s Separation from Service. Except as provided in subsection (e), a Participant’s election to receive an in-service distribution pursuant to this subsection (f) is irrevocable effective after June 30 of the calendar year.

(g)Withholding of Payroll Taxes. Any payroll taxes the Company must withhold on a Participant’s Base Salary or Bonus deferrals (including any amount that must be withheld because of the discount on UFP Stock provided to Participants whose deferrals are treated as invested in UFP Stock for the year) will be withheld from the portion of the

Participant’s Base Salary or Bonus that the Participant does not elect to defer before any amount is credited to the Participant’s Account.
4.3Hypothetical Investments
(a)A Participant may choose among different hypothetical investment funds made available by the Plan Administrator for purposes of determining hypothetical earnings, gains and losses credited to the Participant’s Account. The earnings, gains and losses for a Participant shall be determined as if the portion of the Participant’s Account which was deemed to be invested in the investment fund had actually been invested in the investment fund during the relevant time period. The Plan Administrator may add or remove hypothetical investment funds at any time. The Plan Administrator shall periodically establish administrative rules for a Participant to make and change his investment elections and rules regarding the crediting of Investment Results. Amounts shall be credited to a Participant’s Account under this Section until the Participant’s Account is completely distributed.
(b)The Company shall be under no obligation to make investments that correspond to the Participant’s investment elections, even though the Participant’s elections are used to determine the Participant’s Investment Results.
(c)If all or a portion of a Participant’s Elective Deferrals for a calendar year are deemed to be invested in UFP Stock, the number of shares of UFP Stock credited to the Participant’s Account shall be increased to reflect a fifteen percent (15%) discount to market, determined based on the closing market price of UFP Stock on the day the amount would have been paid to the Participant if he or she had not elected to defer it. The number of shares credited to the Participant’s Account as a result of any deferral of Base Salary or Bonus shall equal:

(x ÷ .85)

z

where x equals the amount the Participant defers and z equals the closing market price of UFP Stock on the day the amount would have been paid to the Participant if he had not elected to defer it. Elective Deferrals that are treated as being invested in UFP Stock shall continue to be treated as invested in UFP Stock until the Elective Deferrals are distributed to the Participant.

4.4Required Investments in UFP Stock
(a)A Participant’s Elective Deferrals from Base Salary for any calendar year will be deemed to be invested in UFP Stock unless:

(1)If the Participant has less than five Years of Service with the Company as of the December 31 immediately preceding the first day of the calendar year, the Participant owns UFP Stock with a market value as of the preceding September 30 of at least one times the Participant’s annualized box 1 W-2 compensation for the second calendar year preceding the calendar year for which the Elective Deferrals are being made;
(2)If the Participant has at least five but less ten Years of Service with the Company as of the December 31 immediately preceding the first day of the calendar year, the Participant owns UFP Stock with a market value as of the preceding September 30 of at least two times the Participant’s annualized box 1 W-2 compensation for the second calendar year preceding the calendar year for which the Elective Deferrals are being made; or
(3)If the Participant has ten or more Years of Service with the Company as of the December 31 immediately preceding the first day of the calendar year, the Participant owns UFP Stock with a market value as of the preceding September 30 of at least three times the Participant’s annualized box 1 W-2 compensation for the second calendar year preceding the calendar year for which the Elective Deferrals are being made.

For purposes of this subsection, if a Participant’s box 1 W-2 compensation for any calendar year is for work performed for less than a 12-month period, the Participant’s box 1 W-2 compensation for the calendar year shall be annualized by multiplying his box 1 W-2 compensation by 12 and dividing it by the number of full and partial months he worked during the year.

(b)If the applicable requirement detailed in subsection (a) above is met as of the December 31 of the preceding calendar year, the Participant may direct that his Elective Deferrals from Base Salary for the calendar year be credited with earnings or losses based on any investment option available under the Plan.
(c)A Participant’s Elective Deferrals from Bonuses for a calendar year will be deemed to be invested in UFP Stock unless:
(1)If the Participant has less than five Years of Service with the Company as of the December 31 preceding the June 30 by which the election must be made, the Participant owns UFP Stock with a market value as of the preceding April 30 of at least one (1) times the Participant’s annualized box 1 W-2 compensation for the calendar year preceding the calendar year for which the Elective Deferral from his Bonus is made.

(2)If the Participant has at least five but less than ten Years of Service with the Company as of the December 31 preceding the June 30 by which the election must be made, the Participant owns UFP Stock with a market value as of the preceding April 30 of at least two (2) times the Participant’s annualized box 1 W-2 compensation for the calendar year preceding the calendar year for which the Elective Deferral from his Bonus is made; or
(3)If the Participant has ten or more Years of Service with the Company as of the December 31 preceding the date by which the election must be made, the Participant owns UFP Stock with a market value as of preceding April 30 of at least three (3) times the Participant’s annualized box 1 W-2 compensation for the calendar year preceding the calendar year for which the Elective Deferral from his Bonus is made.

For purposes of this subsection, if a Participant’s box 1 W-2 compensation for any calendar year is for work performed for less than a 12-month period, the Participant’s box 1 W-2 compensation for the calendar year shall be annualized by multiplying his box 1 W-2 compensation by 12 and dividing it by the number of full and partial months he worked during the year.

(d)If the applicable requirement detailed in subsection (c) above is met as of the June 30 by which the Participant’s Bonus deferral election must be made, the Participant may direct that his Elective Deferrals from his Bonus for the calendar year be credited with earnings or losses based on any investment option available under the Plan.
(e)For example, if a Participant who has completed three Years of Service with the Company as of December 31, 2019 defers $10,000 of his Base Salary for 2020, his Elective Deferrals from his Base Salary will be invested in UFP Stock unless he owns UFP Stock with a market value as of September 30, 2019 equal to his 2018 compensation as reported in box 1 of his 2018 W-2 (assuming he worked for the Company for all of 2018). If the Participant elects to defer all or any portion of his 2020 Bonus that is payable in 2021, his Elective Deferrals from his Bonus will be invested in UFP Stock unless he owns UFP Stock with a market value as of April 30, 2020 equal to his 2019 compensation as reported in box 1 of his 2019 W-2 (assuming he worked for the Company for all of 2019).
4.5Vesting

Except as provided in Sections 4.6 and 5.3, all amounts credited to a Participant’s Account are always 100% vested.

4.6Forfeiture

If a Participant’s employment is terminated by the Company in connection with Substantial Cause, or if the Company determines that Substantial Cause exists with respect to a Participant at any time prior to payment of the Participant’s benefits from the Plan pursuant to Section 5.3, then the Participant’s Account balance under the Plan shall be reduced by the lesser of (i) the amount of material harm or damages incurred by the Company as a result of the Substantial Cause, including but not limited to any costs related to investigation or prosecution of the Substantial Cause, all as determined in the sole discretion of the Administrative Committee, or (ii) the full balance of the Participant’s Account at the time of the Substantial Cause.

Article 5
Distribution of Benefits
5.1Distributable Events

A Participant shall have a Distributable Event for purposes of the Plan on the date the first of the following events occurs:

(a)The Participant has a Separation from Service;
(b)The Participant dies while employed by the Company;
(c)The Participant incurs a Total Disability while employed by the Company; or
(d)A Change in Control occurs.
5.2Amount of Benefits

A Participant’s benefits under the Plan shall be equal to the amount credited to the Participant’s Account on a date determined by the Company that is no more than one month prior to the date the amount is distributed to the Participant.

5.3Time of Payment
(a)A Participant’s benefits from the Plan triggered by the occurrence of a Distributable Event shall be paid in a single lump sum payment due at the following time:
(1)If the Distributable Event is the Participant’s Separation from Service before age 55, benefits shall be paid on the first anniversary of the Separation from Service; and
(2)If the Distributable Event is the Participant’s death, Total Disability, Separation from Service after age 55, or Change in Control, benefits shall be paid 60 days after the Participant’s Distributable Event occurs.
(b)Notwithstanding subsection (a) above, if the Participant is a Key Employee and the Distributable Event is the Participant’s Separation from Service, distribution shall be delayed until the six-month anniversary of the date of the Participant’s Separation from Service, unless the Participant dies prior to the end of the six-month period.
(c)If, during the Participant’s employment with the Company or the twelve-month period following his Separation from Service, the Participant violates any confidentiality agreement, intellectual property agreement or non-competition agreement with the Company or any Related Employer in effect while the Participant is employed by the Company or a Related Employer or at the time of the Separation from Service, the Participant’s Account shall be reduced to reflect the value that is the lesser of:
(1)The actual Account value on the date of Separation from Service; or
(2)The value the Account would have been on the date of Separation from Service if it had been credited with an earnings rate of 0% from the time the Elective Deferrals were initially credited to the Account and no discount had been available for deemed investments in UFP Stock.
5.4Form of Payment

A Participant’s benefits from the Plan shall be distributed in cash, except all amounts treated as invested in UFP Stock shall be distributed in the form of certificates for whole shares of UFP Stock and any fractional shares shall be withheld to cover taxes. In addition, no fractional shares shall be paid pursuant to any in-service distribution election made under Section 4.2(f).

5.5Beneficiary Designations

“Beneficiary” means the beneficiary designated in writing by the Participant to receive benefits from the Plan in the event of the Participant’s death. The Beneficiary shall be designated on a form provided by the Plan Administrator, and the Participant may change the Beneficiary designation at any time by signing and delivering a new form to the Plan Administrator.  A beneficiary designation will become effective upon receipt by the Plan Administrator, but only if received before the Participant’s death.

A trust may be designated as a Beneficiary.  If this occurs, the Plan Administrator will determine the rights of any trustee designated as a Beneficiary without responsibility for determining the validity, existence or provisions of that trust, and will have no responsibility for the use of amounts paid to that trustee or for the discharge of the trust.

If a Participant designates the Participant’s Spouse as Beneficiary and the Participant and Spouse are subsequently divorced, the judgment of divorce will be considered to revoke the prior Beneficiary designation of the Spouse.

The rules of this paragraph apply unless provided otherwise in a Participant’s Beneficiary designation form.  If a Participant designates one primary Beneficiary and the Beneficiary dies after the Participant but before benefit payments are completed, any remaining benefits will be payable to the secondary Beneficiary.  If a Participant fails to designate a secondary Beneficiary, or if no secondary Beneficiary survives the primary Beneficiary, any remaining benefits will be payable to the deceased primary Beneficiary’s heirs in the manner described in the next paragraph.  If a Participant designates more than one primary Beneficiary or more than one secondary Beneficiary and a Beneficiary dies before benefit payments are made, the share payable to the deceased Beneficiary will be paid to the deceased Beneficiary’s heirs in the manner described in the next paragraph as if the Beneficiary was the Participant.

If a Participant fails to designate a Beneficiary, or if no designated Beneficiary survives a Participant, distribution will be made in equal shares to the members of the first of the classes listed below having a living member on the date the distribution is payable.  The classes, in order of priority, are as follows:

(1)The Participant’s Spouse;
(2)The Participant’s children (natural, legally adopted or children placed for adoption) or their then-living issue, by right of representation; and
(3)The Participant’s estate, if the estate is under active administration.  If the Participant’s estate is not under active administration, the legal heirs of the Participant under the intestacy laws of the Participant’s state of residence on the date of the Participant’s death.

A Beneficiary is permitted to disclaim the Beneficiary’s rights to a death benefit under the Plan to the extent permitted by applicable law.  If this occurs, the Beneficiary will be treated as predeceasing the Participant for purposes of this Section.

The records of the Plan Administrator will be conclusive as to the proper payee and the amount payable.  A distribution made based upon these facts will be treated as a complete discharge of all obligations under the Plan.

5.6Unforeseeable Emergency

If a Participant incurs an unforeseeable emergency within the meaning of Treasury Regulation §1.409A-3(i)(3)(i), the Committee may pay the Participant some or all of the remaining balance of the Award in a lump sum in lieu of following the payment timing set forth in Section 5.3. The Committee will evaluate requests for payment due to unforeseeable emergency under the facts and circumstances of the situation. The amount of any payment made on account of an unforeseeable emergency shall not exceed the amount reasonably necessary to satisfy the financial hardship, including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the payment, as determined by the Committee. No early payment will be made to extent that the financial hardship can be relieved (i) through reimbursement or compensation by insurance or otherwise or (ii) by liquidation of the Participant’s assets without such liquidation itself causing a severe financial hardship.

5.7Tax Withholding

Any applicable federal, state, or local taxes shall be withheld from the benefits paid to a Participant or the Participant’s Beneficiary to the extent required by law or elected by the Participant or Beneficiary.

5.8Prohibition on Assignment and Alienation
(a)The deferred compensation payments under the Plan are not subject to assignment or alienation in any manner, and are to be exempt, to the maximum extent permitted by law, from the claims of creditors. As used in this section, the words “assignment” and “alienation” include any sale, transfer, or other disposition; any anticipation, pledge, security agreement, or other method of securing payment or performance of an obligation; any garnishment, execution, attachment, levy, or other method of satisfying a creditor’s claims.
(b)The prohibition on assignment and alienation does not apply to qualified medical child support orders within the meaning of ERISA §609(a)(2)(A).
(c)The prohibition on assignment and alienation does not apply to claims of the Company or any Affiliate. When any amount becomes payable under the Plan, the Company may offset the amount otherwise payable by the amount of any outstanding debt, liability, or other obligation of the payee to the Company or any affiliate.
(d)The prohibition on assignment and alienation does not apply to tax withholding. No benefit or interest under the Plan is subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of a Participant or the Participant’s Beneficiary.
Article 6
Funding
6.1No Trust or Other Fiduciary Relationship

The Plan does not create any trust or other fiduciary relationship of any kind with respect to the deferred compensation or any asset of the Company. The Company has complete legal and beneficial ownership of all assets attributable to deferred compensation. The right to deferred compensation under the Plan is merely an unsecured promise of the Company to pay the deferred compensation from the Company’s general assets. The Plan does not require the Company or the Committee to establish any fund or segregate any assets for the benefit of any Participant.

6.2Establishment of Trust Fund

The Company may enter into a trust agreement with an unrelated financial institution, as Trustee, to establish a Trust Fund to accumulate reserve of assets for the payment of benefits under the Plan, but Participants will have no interest in any such reserve (or any other assets of the Company) other than their interests as creditors with unsecured claims for payment of deferred compensation according to the terms of the Plan. If a Trust Fund is established, the Company may, but is not required to, make contributions to the Trust Fund. However, if a Change in Control occurs, the Company shall establish a Trust Fund and shall contribute to the Trust Fund an amount, if any, necessary so that the assets of the Trust Fund are sufficient to pay all amounts credited to Participants’ Accounts.

Article 7
Administration
7.1Plan Administrator

The Company shall have the sole responsibility for the administration of the Plan and is designated as named fiduciary and Plan Administrator. The Plan Administrator shall have the power and duties which are described in this Article. The Administrative Committee shall carry out the functions of the Plan Administrator with respect to the day-to-day operations of the Plan. If a member of the Administrative Committee is a Participant, the member shall abstain from voting on any matter relating to the member’s benefits under the Plan.

The Administrative Committee may adopt such policies and procedures as it deems necessary, desirable, or appropriate. All policies, procedures, and decisions of the Administrative Committee will be uniformly applied to all Participants in similar circumstances. When making a determination or calculation, the Administrative Committee will be entitled to rely upon information furnished by a Participant, Beneficiary, or alternate payee, the Company, or the Company’s legal counsel.

7.2Powers of Plan Administrator

The Plan Administrator has discretionary authority over the administration of the Plan, including the discretionary authority to—

(a)establish rules, procedures and forms for the administration of the Plan;
(b)determine all claims for benefits and review all adverse determinations;
(c)interpret and construe the Plan;
(d)correct errors in the administration of the Plan, including the power to adjust payments;

(e)employ attorneys, accountants and other professional advisors to give advice regarding the operation and administration of the Plan; and
(f)delegate administrative duties to other persons.

The Plan Administrator’s exercise of discretion under the Plan is absolute, need not be uniform among Participants, and may vary from one Participant to another.

7.3Maintenance of Records

The Committee shall maintain records as necessary or appropriate to comply with the recordkeeping, reporting, and disclosure requirements of ERISA. The Committee shall also maintain records as necessary or appropriate to satisfy the recordkeeping requirements of the Code, including records sufficient to demonstrate compliance with the requirements Code §409A.

7.4Appeal Procedure

Any Participant whose application for benefits under the Plan has been denied, in whole or in part, shall be given written notice of the denial of benefits by the Plan Administrator. The notice shall be in easily understood language and shall indicate the reasons for denial and the specific provisions of the Plan on which the denial is based. The notice shall explain that the Participant may request a review of the denial and the procedure for requesting review. The notice shall describe any additional information necessary to approve the Participant’s claim and explain why such information is necessary.

A Participant may make a written request to the Plan Administrator for a review of any denial of benefits under the Plan. The request for review must be in writing and must be made within 60 days after the mailing date of the notice of denial. The request shall refer to the provisions of the Plan on which it is based and shall set forth the facts relied upon as justifying a reversal or modification of the determination being appealed.

A Participant who requests a review of a denial of benefits in accordance with this appeal procedure may examine pertinent documents and submit pertinent issues and comments in writing. A Participant may have a duly authorized representative act on his behalf in exercising his right to request a review and any other rights granted by this appeal procedure. The Plan Administrator shall provide a review of the decision denying the claim for benefit within 60 days after receiving the written request for review (or 45 days, if the claim involves a determination of Disability).

A Participant shall not be permitted to commence any legal action against the Company regarding benefits under the Plan before exhausting the appeal procedure contained in this Section.

7.5Indemnification of Administrative Committee

The Company shall indemnify and hold harmless the members of the Administrative Committee and their duly appointed agents against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to the Plan, except in the case of gross negligence or willful misconduct by any such member or agent of the Administrative Committee.

Article 8
Miscellaneous
8.1No Employment Rights

The Plan does not create any right to employment or restrict the Company’s right to terminate any Employee’s employment.

8.2Amendment

The Company may amend the Plan at any time, in the Company’s discretion, with or without advance notice to Employees, Participants or Beneficiaries, but no amendment will be effective unless it is set forth in writing and signed by the Chairman of the Board, by the Chief Executive Officer, Corporate Secretary or by any other person specifically authorized by the Board or the bylaws of the Company. However, no amendment shall reduce the amount credited to a Participant’s Account without the written consent of the affected Participant.

8.3Termination

The Company may terminate the Plan at any time, in the Company’s discretion, with or without advance notice to Employees, Participants or Beneficiaries. If the Plan is terminated, no additional amounts shall be credited to a Participant’s Account under Section 4.2, but the Participant’s Account shall be adjusted for the results of hypothetical investments under Section 4.3 until the Participant’s benefits are distributed to the Participant.

The Participant shall be entitled to receive the amounts credited to his Account upon satisfying the requirements for payment of benefits under the Plan. However, the Company may pay the Participant the amount credited to the Participant’s Account at any time after the Plan is terminated if the payment is permitted by Section 409A of the Code.

8.4Severability
(a)The Plan will be administered so as to comply with Code §409A. If any provision of the Plan conflicts with any requirement of Code §409A, the requirement of Code §409A will control. For example, and without limiting the generality of the foregoing, a change in control event does not occur unless the event qualifies as a change in the ownership of the Company, a change in the effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets under Code §409A.

(b)If a court determines that any provision of the Plan is unenforceable, the court may modify the provision, if possible, so as to give effect to the Plan in a way that is consistent with the purpose of the Plan and the requirements of governing law. If such a modification is not possible, the court may sever the unenforceable provision and enforce the rest of the Plan in a way that is consistent with the purpose of the Plan and the requirements of governing law.
(c)The Company or the Plan Administrator may apply any permissive provision of any applicable law or regulation unless the provision is contrary to the terms of the Plan.
8.5Construction

Words used in the masculine shall apply to the feminine where applicable. Wherever the context of the Plan dictates, the plural shall be read as the singular and the singular as the plural.

8.6Governing Law

The Plan is governed by the law of the State of Michigan, even if principles of Michigan law regarding conflict of laws or choice of law would otherwise require or permit a court to apply the law of another jurisdiction, except to the extent that Michigan law is preempted by the laws of the United States of America (including any common law developed by federal courts under the applicable laws of the United States).

Signature

The Company has amended and restated the UFP Industries, Inc. Deferred Compensation Plan (the “Plan”) effective as of January 1, 2025, and has further amended the Plan effective as of October 23, 2025.

UFP INDUSTRIES, INC.

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